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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 31, 1997 (Global TeleSystems Group, Inc.), February 21, 1997 (EDN Sovintel), and June 11, 1997 except for Note 9, which is as of July 15, 1997 (Hermes Europe Railtel B.V.), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-36555) and related Prospectus of Global TeleSystems Group, Inc. dated on or about November 19, 1997.

                                            /s/ Ernst & Young LLP


Vienna, Virginia
November 14, 1997